UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 20, 2020

MarineMax, Inc.

__________________________________________

(Exact name of registrant as specified in its charter)

Florida	1-14173	59-3496957
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2600 McCormick Drive, Suite 200, Clearwater, Florida		33759
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:		727-531-1700

Not Applicable

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	HZO	New York Stock Exchange

Item 1.01 Entry into a Material Definitive Agreement

On May 20, 2020, MarineMax, Inc. and its subsidiaries (collectively, the “Company”) entered into a Loan and Security Agreement (the “Credit Facility”), with Wells Fargo Commercial Distribution Finance LLC, M&T Bank, Bank of the West, and Truist Bank. The Credit Facility provides the Company a line of credit with asset based borrowing availability of up to $440 million for working capital and inventory financing, with the amount permissible pursuant to a borrowing base formula.

The Credit Facility has a three-year term and expires in May 2023, subject to extension for two one-year periods, with lender approval. The interest rate for amounts outstanding under the Credit Facility is 345 basis points above the one-month London Inter-Bank Offering Rate (“LIBOR”). There is an unused line fee of ten basis points on the unused portion of the Credit Facility.

The Credit Facility is secured by the Company’s inventory and related accounts receivable. None of the Company’s real estate has been pledged as collateral for the Credit Facility.

All of the lenders under the Credit Facility (or their affiliates) have various other relationships with the Company and its subsidiaries involving the provision of financial services, including cash management, loans, letters of credit and bank guarantee facilities, investment banking and trust services, and some may serve as a source of retail financing for the Company’s customers. In addition, the lenders under the Credit Facility (or their affiliates or predecessors (Truist Bank is a successor by merger to BB&T)) were also lenders under the Previous Credit Facility (defined below).

This description of the Credit Facility is qualified in its entirety by reference to the complete terms and conditions of the Credit Facility which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for its quarterly period ended June 30, 2020.

On May 21, 2020, the Company issued a press release announcing the Credit Facility. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with entering into the Credit Facility, the previous credit facility, an Inventory Financing Agreement (the “Previous Credit Facility”) with Wells Fargo Commercial Distribution Finance LLC, and M&T Bank, Bank of the West, and BB&T was terminated on May 20, 2020 as a result of entering into the Credit Facility. The Previous Credit Facility had a maximum aggregate credit amount of $440 million and was scheduled to expire on October 30, 2022. The collateral for the Previous Credit Facility was primarily the Company’s inventory that was financed through the Previous Credit Facility.

All of the lenders (or their affiliates) under the Previous Credit Facility have various other relationships with the Company and its subsidiaries involving the provision of financial services, including cash management, loans, letters of credit and bank guarantee facilities, investment banking and trust services, and some may serve as a source of retail financing for the Company’s customers. In addition, the lenders under the Credit Facility (or their affiliates or predecessors (Truist Bank is a successor by merger to BB&T)) were also lenders under the Previous Credit Facility.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

Press release of MarineMax, Inc. dated May 21, 2020, entitled “MarineMax Expands Financial Capacity”.

Exhibit Index

Exhibit No.	Description

99.1	Press release of MarineMax, Inc. dated May 21, 2020, entitled “MarineMax Expands Financial Capacity”.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MarineMax, Inc.
	By:	/s/ Michael H. McLamb Name: Michael H. McLamb Title: Executive Vice President, Chief Financial Officer and Secretary
May 27, 2020